As filed with the Securities and Exchange Commission on June 12, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

U.S. GOLD CORP.

(Exact name of registrant as specified in its charter)

Nevada	1000	22-1831409
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1910 E. Idaho Street, Suite 102-Box 604

Elko, NV 89801

(800) 557-4550

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Edward M. Karr

Chief Executive Officer and President

1910 E. Idaho Street, Suite 102-Box 604

Elko, NV 89801

(800) 557-4550

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Rick A. Werner, Esq.

Jayun Koo, Esq.

Haynes and Boone, LLP

30 Rockefeller Plaza, 26th Floor

New York, New York 10112

(212) 659-7300

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]

Non-accelerated filer	[X]	Smaller reporting company	[X]

		Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. [  ]

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, $0.001 par value per share (3)	25,281	$6.48	$163,820.88	$21.27
Common Stock, $0.001 par value per share, underlying Warrants (4)	357,142	$6.48	$2,314,280.16	$300.40
Total	382,423	$6.48	$2,478,101.04	$321.66

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of common stock offered hereby also include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.
(2)	Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) under the Securities Act based upon the average of the high and low prices for a share of the registrant’s common stock as reported on The Nasdaq Capital Market on June 11, 2020, which date is within five business days of the filing of this registration statement.
(3)	Represents the resale of the shares of common stock issued to Palladium Capital Advisors, LLC on March 30, 2020 pursuant to a certain Advisory Agreement, dated as of March 29, 2020, by and between U.S. Gold Corp. and Palladium Capital Advisors, LLC.
(4)	Represents the resale of shares of common stock issuable upon the exercise of certain warrants issued in a private placement described herein.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated June 12, 2020

Prospectus

U.S. Gold Corp.

382,423 Shares

COMMON STOCK

The selling stockholders named in this prospectus may use this prospectus to offer and resell from time to time up to 382,423 shares of our common stock, which are comprised of (i) 357,142 shares of common stock (the “Warrant Shares”) issuable upon exercise of the warrants issued on April 1, 2020 (the “Warrants”) in a private placement and (ii) 25,281 shares of common stock (the “Palladium Shares” and together with the Warrant Shares, the “Shares”) issued to Palladium Capital Advisors, LLC (“Palladium”) on March 30, 2020, pursuant to a certain Advisory Agreement by and between us and Palladium, dated as of March 29, 2020 (the “Advisory Agreement”).

The Warrants were issued pursuant to that certain Securities Purchase Agreement (the “Securities Purchase Agreement”), dated March 29, 2020, by and among us and certain institutional investors (the “Purchasers”). The Warrants and the Palladium Shares were issued in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D (Rule 506) under the Securities Act.

We will not receive any of the proceeds from the sale of our common stock by the selling stockholders. However, we will receive proceeds from the exercise of the Warrants if the Warrants are exercised for cash. We intend to use those proceeds, if any, for general corporate purposes. Any shares of common stock subject to resale hereunder will have been issued by us and acquired by the selling stockholders prior to any resale of such shares pursuant to this prospectus.

The selling stockholders named in this prospectus, or its donees, pledgees, transferees or other successors-in-interest, may offer or resell the Shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale of shares. We will bear all costs, expenses and fees in connection with the registration of the shares. For additional information on the methods of sale that may be used by the selling stockholders, see “Plan of Distribution” beginning on page 12 of this prospectus.

Our common stock is listed on the Nasdaq Capital Market (the “NASDAQ”) under the symbol “USAU.” On June 11, 2020, the last reported sale price of our common stock was $6.36 per share.

Effective as of 5:00 pm Eastern Time on March 19, 2020, we filed an amendment to our Articles of Incorporation to effect a reverse stock split of the issued and outstanding shares of our common stock, at a ratio of one share for ten shares. All share and per share prices in this prospectus have been adjusted to reflect the reverse stock split.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus and elsewhere in this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated                     , 2020

The registration statement we filed with the Securities and Exchange Commission (the “SEC”) includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus, the related exhibits filed with the SEC, and the documents incorporated by reference herein before making your investment decision. You should rely only on the information provided in this prospectus and the documents incorporated by reference herein or any amendment thereto. In addition, this prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.” Information contained in later-dated documents incorporated by reference will automatically supplement, modify or supersede, as applicable, the information contained in this prospectus or in earlier-dated documents incorporated by reference.

We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus, the documents incorporated by reference herein or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. If anyone provides you with different or additional information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus or any document incorporated by reference in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus is not an offer to sell, nor are the selling stockholders seeking an offer to buy, the shares offered by this prospectus in any jurisdiction where the offer or sale is not permitted. No offers or sales of any of the shares of common stock are to be made in any jurisdiction in which such an offer or sale is not permitted.

PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” in this prospectus and the documents incorporated by reference and our financial statements and notes thereto that are incorporated by reference in this prospectus. Some of the statements in this prospectus and the documents incorporated by reference herein constitute forward-looking statements that involve risks and uncertainties. See information set forth under the section “Special Note Regarding Forward-Looking Statements.” As used in this prospectus, unless the context otherwise indicates, the terms “we,” “our,” “us,” or the “Company” refer to U.S. Gold Corp., a Nevada corporation, and its consolidated subsidiaries taken as a whole.

Overview

U.S. Gold Corp. and its subsidiaries are engaged in the gold mining industry. We are a U.S. focused gold exploration and development company. We own certain mining leases and other mineral rights comprising the Copper King Project in Wyoming and the Keystone, Gold Bar North and Maggie Creek Projects in Nevada.

We are focused on the evaluation, acquisition, exploration and advancement of gold exploration and potential development projects, which may lead to gold production or value adding strategic transactions such as earn-in right agreements, option agreements, leases to third parties, joint venture arrangements with other mining companies, or outright sales of assets for cash and/or other consideration. We look for opportunities to improve the value of our gold projects through exploration drilling and/or technical studies focused on optimizing previous engineering work. We do not currently generate any cash flows from mining operations.

Recent Developments

COVID-19 Developments

In December 2019, a novel strain of coronavirus, COVID-19, was reported to have surfaced in Wuhan, China and has reached multiple other countries, resulting in government-imposed quarantines, travel restrictions and other public health safety measures in China and other countries. On March 12, 2020, the WHO declared COVID-19 to be a global pandemic, and the COVID-19 pandemic has resulted in significant financial market volatility and uncertainty in recent months. A continuation or worsening of the levels of market disruption and volatility seen in the recent past could have an adverse effect on our ability to access capital, on our business, results of operations and financial condition, and on the market price of our common stock.

We, or our people, investors, contractors or stakeholders, have been prevented from free cross-border travel or normal attendance to activities in conducting our business at trade shows, presentations, meetings or other activities meant to promote or execute our business strategy and transactions. We have been prevented from receiving goods or services from contractors. Decisions beyond our control, such as canceled events, restricted travel, barriers to entry or other factors have affected or may affect our ability to accomplish drilling programs, technical analysis of completed exploration actions, equity raising activities, and other needs that would normally be accomplished without such limitations. Furthermore, our exploration activities rely heavily on outside contracts. The COVID-19 pandemic has caused disruptions in travel and accessing our exploration properties with contractors. There can be no assurance travel and property access will resume in the near future.

Moreover, the COVID-19 pandemic has made and continues to make indeterminable adverse effects on general commercial activity and the world economy, and the Company’s business and results of operations could be adversely affected to the extent that COVID-19 or any other epidemic harms the global economy generally.

We do not yet know the full extent of potential delays or impact on our business, our relationship with our business partners, or the global economy as a whole. However, any one or a combination of these events could have an adverse effect on our other business operations.

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April Registered Direct Offering

On April 1, 2020, we closed (i) a registered direct offering of an aggregate of 357,142 shares of our common stock at an offering price of $5.60 per share (the “April Offering”) and (ii) a concurrent private placement (the “Private Placement”) of the Warrants to purchase an aggregate of 357,142 shares of common stock at an exercise price of $7.00 per share issued to the Purchasers pursuant to the Securities Purchase Agreement. The Warrants are exercisable six months following the issuance and will have a term of five years from the date of the initial exercise date. In connection with the April Offering and the Private Placement, we issued 25,281 shares of common stock to Palladium on March 30, 2020 pursuant to the Advisory Agreement.

Exchange of Series F Convertible Preferred Stock

In connection with the April Offering, on March 29, 2020, we entered into an exchange agreement with holders of shares of our 0% Series F Convertible Preferred Stock (the “Series F Preferred Stock”) pursuant to which 127 shares of our Series F Preferred Stock exchanged for 127 shares of the Series G Convertible Preferred Stock (“Series G Preferred Stock”). The exchange was made in reliance on an exemption from registration under Section 3(a)(9) of the Securities Act. The Series G Preferred Stock had substantially the same terms as that of the Series F Preferred Stock except the conversion price of the Series G Preferred Stock is $5.60 per share. As of June 3, 2020, all Series G Preferred Stock has converted and there are no shares of Series G Preferred Stock outstanding.

Corporate Information

Our principal executive offices are located at 1910 E. Idaho Street, Suite 102-Box 604, Elko, NV 89801 and our telephone number is (800) 557-4550. Our web site address is www.usgoldcorp.gold. Information on our website is not incorporated in this prospectus supplement and is not part of this prospectus supplement, unless otherwise stated.

U.S. Gold Corp., formerly known as Dataram Corporation, was originally incorporated in the State of New Jersey in 1967 and was subsequently re-incorporated under the laws of the State of Nevada in 2016. Effective June 26, 2017, the Company changed its name to U.S. Gold Corp. from Dataram Corporation.

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THE OFFERING

Common stock offered by the selling stockholders in this offering	Up to 382,423 shares of our common stock, par value $0.001 per share, which are comprised of (i) 357,142 shares of common stock issuable upon exercise of the Warrants and (ii) 25,281 shares of common stock issued pursuant to the Advisory Agreement.

Common stock outstanding after this offering	3,277,009 shares.

Use of proceeds	We will not receive any proceeds from the sale of the common stock offered by the selling stockholders. However, we will receive proceeds from the exercise price of the Warrants if the Warrants are exercised for cash. We intend to use those proceeds, if any, for general corporate purposes. See “Use of Proceeds” on page 6 of this prospectus.

Plan of Distribution	The selling stockholders named in this prospectus, or its pledgees, donees, transferees, distributees, beneficiaries or other successors-in-interest, may offer or sell the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders may also resell the shares of common stock to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. See “Plan of Distribution” beginning on page 12 of this prospectus for additional information on the methods of sale that may be used by the selling stockholders.

Risk factors	See “Risk Factors” beginning on page 4 and the other information included elsewhere in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Nasdaq Capital Market symbol	Our common stock is listed on the Nasdaq Capital Market under the symbol “USAU.”

The number of shares of common stock to be outstanding immediately after this offering is based on 2,919,867 shares of our common stock outstanding as of June 12, 2020, and excludes, as of such date:

●	45,236 shares of common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $26.40 per share;

●	125,000 shares of common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $33.00 per share;

●	219,289 shares of common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $11.40 per share;

●	357,142 shares of common stock issuable upon exercise of outstanding Warrants at a weighted average exercise price of $7.00 per share;

●	100,000 shares of common stock reserved for issuable upon exercise of outstanding stock options at a weighted average exercise price of $14.70 per share; and

●	330,710 shares of common stock reserved for future issuance under our incentive compensation plans.

Unless otherwise indicated, all information contained in this prospectus assumes no exercise of options issued under our equity incentive plans or of the warrants set forth above.

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RISK FACTORS

An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the following risk factors, together with all of the other information appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K or any updates in our Quarterly Reports on Form 10-Q, together with all other information appearing in or incorporated by reference into this prospectus or the applicable prospectus supplement, before deciding whether to purchase any securities being offered. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

Risk Factors related to our Common Stock

Our activities may be adversely affected by unforeseeable and unquantifiable health risks, such as Coronavirus, whether those effects are local, nationwide or global. Matters outside our control may prevent us from executing on our exploration programs, limit travel of Company representatives, adversely affect the health and welfare of Company personnel or prevent important vendors and contractors from performing normal and contracted activities.

In December 2019, a novel strain of coronavirus, COVID-19, was reported to have surfaced in Wuhan, China and has reached multiple other countries, resulting in government-imposed quarantines, travel restrictions and other public health safety measures in China and other countries. On March 12, 2020, the WHO declared COVID-19 to be a global pandemic, and the COVID-19 pandemic has resulted in significant financial market volatility and uncertainty in recent months. A continuation or worsening of the levels of market disruption and volatility seen in the recent past could have an adverse effect on our ability to access capital, on our business, results of operations and financial condition, and on the market price of our common stock.

We, or our people, investors, contractors or stakeholders, have been prevented from free cross-border travel or normal attendance to activities in conducting our business at trade shows, presentations, meetings or other activities meant to promote or execute our business strategy and transactions. We have been prevented from receiving goods or services from contractors. Decisions beyond our control, such as canceled events, restricted travel, barriers to entry or other factors have affected or may affect our ability to accomplish drilling programs, technical analysis of completed exploration actions, equity raising activities, and other needs that would normally be accomplished without such limitations. Furthermore, our exploration activities rely heavily on outside contracts. The COVID-19 pandemic has caused disruptions in travel and accessing our exploration properties with contractors. There can be no assurance travel and property access will resume in the near future.

Moreover, the COVID-19 outbreak has begun to have indeterminable adverse effects on general commercial activity and the world economy, and the Company’s business and results of operations could be adversely affected to the extent that COVID-19 or any other epidemic harms the global economy generally.

We do not yet know the full extent of potential delays or impact on our business, our relationship with our business partners or the global economy as a whole. However, any one or a combination of these events could have an adverse effect on our other business operations.

We may not meet the continued listing requirements of the NASDAQ, which could result in a delisting of our common stock.

Our common stock is listed on the NASDAQ. We have in the past, and may in the future, be unable to comply with certain of the listing standards that we are required to meet to maintain the listing of our common shares on the NASDAQ. For instance, on November 7, 2019, we received a letter from the Listing Qualifications Department of the Nasdaq Stock Market indicating that, based upon the closing bid price of our common stock for the 30 consecutive business day period between September 26, 2019, through November 6, 2019, we did not meet the minimum bid price of $1.00 per share required for continued listing on the NASDAQ pursuant to Nasdaq Listing Rule 5550(a)(2). On April 3, 2020, we received notice from the NASDAQ indicating that we have regained compliance with the minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2), and the matter is now closed.

If NASDAQ delists our common stock from trading on its exchange for failure to meet the listing standards, we and our stockholders could face significant material adverse consequences including:

●	a limited availability of market quotations for our securities;

●	a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

●	a limited amount of analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

Delisting could also have other negative results, including the potential loss of confidence by employees, the loss of institutional investor interest and fewer business development opportunities.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements. All statements other than statements of historical fact contained herein, including statements regarding our business plans or strategies, projected or anticipated benefits or other consequences of our plans or strategies, projected or anticipated benefits from acquisitions to be made by us, or projections involving anticipated revenues, earnings or other aspects of our operating results, are forward-looking statements. Words such as “anticipates,” “assumes,” “believes,” “can,” “could,” “estimates,” “expects,” “forecasts,” “guides,” “intends,” “is confident that,” “may,” “plans,” “seeks,” “projects,” “targets,” and “would,” and their opposites and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will actually be achieved. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	our plans to conduct geographic surveys and determine the scope of our drilling program during our fiscal year ended April 30, 2021;

●	the impact of COVID-19 on our business and exploration activities;

●	our ability to maintain compliance with the NASDAQ’s listing standards;

●	the conclusions of additional exploration programs and related studies;

●	expectations and the timing and budget for exploration and future exploration of our properties;

●	our planned expenditures during our fiscal year ended April 30, 2021 and future periods;

●	our estimates of the cost of future permitting changes and additional bonding requirements;

●	future exploration plans and expectations related to our properties;

●	our ability to fund our business with our current cash reserves based on our currently planned activities;

●	our expected cash needs and the availability and plans with respect to future financing;

●	statements concerning our financial condition;

●	our anticipation of future environmental and regulatory impacts;

●	our business and operating strategies; and

●	statements related to operating and legal risks.

For a more detailed discussion of these and other that may affect our business and that could cause our actual results to differentiate equally from those projected in these forward-looking statements, see the risk factors and uncertainties described under the heading “Risk Factors” in this prospectus and in Part I, Item 1A of our Annual Report on Form 10-K filed with the SEC on July 26, 2019 and any updates subsequently provided in our Quarterly Reports on Form 10-Q. The forward-looking statements contained in this prospectus and in any of the documents incorporated by reference are expressly qualified in their entirety by this cautionary statement. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events, except as required by law.

5

USE OF PROCEEDS

All shares of our common stock offered by this prospectus are being registered for the accounts of the selling stockholders and we will not receive any proceeds from the sale of these shares. However, we will receive proceeds from the exercise price of the Warrants if the Warrants are exercised for cash. We intend to use those proceeds, if any, for general corporate purposes.

6

SELLING STOCKHOLDERS

The selling stockholders named in the table below may from time to time offer and sell pursuant to this prospectus and any applicable prospectus supplement up to 382,423 shares of common stock.

April Offering

On April 1, 2020, pursuant to the Securities Purchase Agreement, we (i) issued and sold an aggregate of 357,142 shares of our common stock at an offering price of $5.60 per share to the Purchasers and (ii) issued to the Purchasers in the Private Placement the Warrants to purchase an aggregate of 357,142 shares of common stock. The Warrants are exercisable at an exercise price of $7.00 per share. The exercise price and number of Warrant Shares issuable upon the exercise of the Warrants are subject to adjustment in the event of any stock dividend and split, reverse stock split, recapitalization, reorganization or similar transaction, as described in the Warrants.

Each Warrant is exercisable on or after October 1, 2020 and expire on October 1, 2025. A holder of Warrants has the right to exercise the Warrants on a “cashless” basis if at any time of exercise there is no effective registration statement registering the resale of the Warrant Shares. A holder of Warrants does not have the right to exercise any portion of its Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to such exercise, provided that the holder may increase or decrease the beneficial ownership limitation up to 9.99%. Any increase in the beneficial ownership limitation shall not be effective until 61 days following notice of such change to us.

Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Warrants.

Palladium Shares

On March 29, 2020, we entered into the Advisory Agreement with Palladium in connection with the April Offering and the Private Placement for a fixed fee of $135,000 in shares of common stock, to be valued at the closing price on the date of issuance. On March 30, 2020, pursuant to the Advisory Agreement, we issued to Palladium, 25,281 shares of our common stock based on the closing price as of March 30, 2020, of $5.34.

Pursuant to Rule 5110(g) of the Financial Industry Regulatory Authority, or FINRA, the Palladium Shares will not be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person, for a period of 180 days immediately following the date of effectiveness or commencement of sales in the offering, except: (i) the transfer of any security by operation of law or by reason of our reorganization; (ii) the transfer of any security to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) the transfer of any security if the aggregate amount of our securities held by the placement agent or related persons do not exceed 1% of the securities being offered; (iv) the transfer of any security that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period.

Relationship with the Selling Stockholders

Palladium served as our financial advisor for the April Offering and the Private Placement for which it received compensation.

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Each of Iroquois Master Fund Ltd., Iroquois Capital Investment Group LLC and Alpha Capital Anstalt participated in the April Offering and our issuance of 1,250 Series F Preferred units, which consisted of one (1) share of Series F Preferred Stock and 878 Class X Warrants on a registered basis and 1,755 Class A Warrants on an unregistered basis, in June 19, 2019 (the “June Offering”). Each Class X Warrant was exercisable to acquire one share of our common stock and one Class Y Warrant at an exercise price of $1.14, for a period of six (6) months from the date of issuance. Class X Warrants expired on December 19, 2019. On March 29, 2020, the Series F Preferred Stock was exchanged for the Series G Preferred Stock in reliance on an exemption from registration under Section 3(a)(9) of the Securities Act. For more information on the exchange, see “Prospectus Summary—Recent Developments— Exchange of Series F Convertible Preferred Stock.”

Under the Series G COD, a holder could not convert any portion of the Series G Preferred Stock to the extent that, after giving effect to such conversion, such holder would beneficially own in excess of 4.99% (or, at the election of a holder after providing 61 days’ prior written notice to the Company, 9.99%) of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon such conversion. As of June 12, 2020, there was no outstanding shares of Series G Preferred Stock.

Under the terms of Class A Warrants, a holder of such warrant may not exercise the warrant if, upon exercise, the holder or any of its affiliates would beneficially own in excess of 4.99% (or, at the election of a holder after providing 61 days’ prior written notice to the Company, 9.99%) of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon such conversion.

The selling stockholders have not had any material relationship with us within the past three years other than as described above.

Information About Selling Stockholder Offering

The following table sets forth the number and percentage of our common stock beneficially owned by the selling stockholders as of June 12, 2020, and assumes exercise of the Warrants, if any, held by such selling stockholders on that date in full for cash, without regard to any limitations on exercises; and thus, the Warrant Shares are deemed to be outstanding and to be beneficially owned by the selling stockholders holding the Warrants, but are not treated as outstanding for the purpose of computing the percentage ownership of any other selling stockholders.

Under the terms of the Warrants, a selling stockholder may not exercise Warrants to the extent that such selling stockholder, together with its affiliates, would beneficially own, after such exercise more than 4.99% of the shares of common stock then outstanding (subject to the right of the selling stockholders to increase or decrease such beneficial ownership limitation upon notice to us, provided that such limitation cannot exceed 9.99%) and provided that any increase in the beneficial ownership limitation shall not be effective until 61 days after such notice is delivered. The number of shares does not reflect this limitation.

The percentage of shares owned after the offering is based on 2,919,867 shares of common stock outstanding as of June 12, 2020. Unless otherwise indicated in the footnotes to this table, we believe that the selling stockholders have sole voting and investment power with respect to the shares of common stock indicated as beneficially owned.

As used in this prospectus, the term “selling stockholders” includes the selling stockholders set forth below and any donees, pledgees, transferees or other successors-in-interest selling shares of common stock received after the date of this prospectus from the selling stockholders as a gift, pledge, or other non-sale related transfer.

The third and fourth column in the table below assume the sale of all of the shares offered by each selling stockholder pursuant to this prospectus and that the selling stockholder does not acquire any additional shares of common stock before the completion of this offering. However, because the selling stockholders may sell all or some of its shares under this prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of shares that will be sold by the selling stockholders or that will be held by the selling stockholders after completion of any sales. The selling stockholders may sell some, all or none of their shares in this offering. We do not know how long the selling stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale of any of the shares.

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	Ownership Before Offering				Ownership After Offering
Selling Stockholders	Number of shares of common stock owned		Maximum Number of shares offered		Number of shares of common stock owned		Percentage of common stock owned
Iroquois Master Fund Ltd. (1)	98,729	(2)	66,964	(3)	31,765	(4)	1.05%
Iroquois Capital Investment Group LLC (1)	169,697	(5)	111,607	(6)	58,090	(7)	1.88%
Alpha Capital Anstalt (8)	178,571	(9)	178,571	(10)	109,678	(11)	3.42%
Palladium Capital Advisors, LLC (12)	25,281	(13)	25,281	(13)	—		—

* Less than 1%.

(1) Richard Abbe has the sole authority and responsibility for the investments made on behalf of Iroquois Capital Investment Group LLC (“ICIG”) as its managing member and shares authority and responsibility for the investments made on behalf of Iroquois Master Fund Ltd. (the “Fund”) with Kimberly Page, each of whom is a director of the Fund. As such, Mr. Abbe may be deemed to be the beneficial owner of all shares of common stock held by and underlying the Warrants and the Class A Warrants (subject to the beneficial ownership blockers) held by, the Fund and ICIG. Each of the Iroquois Funds and the selling stockholders disclaims any beneficial ownership of any such shares of common stock, except to the extent of their pecuniary interest therein. The selling stockholder’s address is 125 Park Ave., 25th Fl. NY, NY 10017.

(2) Represents (i) 66,964 shares of common stock issuable upon exercise of the Warrants and (ii) 31,765 shares of common stock issuable upon exercise of the Class A Warrants issued in the June Offering.

(3) Represents 66,964 shares of common stock issuable upon exercise of the Warrants.

(4) Represents 31,765 shares of common stock issuable upon exercise of the Class A Warrants issued in the June Offering.

(5) Represents (i) 111,607 shares of common stock issuable upon exercise of the Warrants and (ii) 58,090 shares of common stock issuable upon exercise of the Class A Warrants issued in the June Offering.

(6) Represents 111,607 shares of common stock issuable upon exercise of the Warrants.

(7) Represents 58,090 shares of common stock issuable upon exercise of the Class A Warrants issued in the June Offering.

(8) Konrad Ackermann and Nicola Feuerstein each has sole voting and dispositive power over the securities held for the account of this selling stockholder. The selling stockholder’s address is Lettstrasse 32, 9490 Vaduz, Principality of Liechtenstein.

(9) Represents 178,571 shares of common stock issuable upon exercise of the Warrants. Excludes 109,687 shares of common stock issuable upon exercise of the Class A Warrants issued in the June Offering because such warrants contain provisions that block exercise if such exercise will result in the holder having beneficial ownership of more than 4.99% of our common stock.

(10) Represents 178,571 shares of common stock issuable upon exercise of the Warrants.

(11) Represents 109,687 shares of common stock issuable upon exercise of the Class A Warrants issued in the June Offering.

(12) Joel Padowitz has sole voting and dispositive power over the securities held for the account of this selling stockholder. The selling stockholder’s address is 10 Rockefeller Plaza, #909, New York, NY 10020.

(13) Represents 25,281 shares of common stock issued pursuant to the Advisory Agreement.

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DESCRIPTION OF COMMON STOCK

The following description of common stock summarizes the material terms and provisions of the common stock that the selling stockholders may resell under this prospectus, but is not complete. For the complete terms of our common stock, please refer to our articles of incorporation, as amended, and our amended and restated bylaws, as may be amended from time to time.

As of June 12, 2020, our authorized capital stock consisted of 200,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of “blank check” preferred stock, par value $0.001 per share, of which 1,300,000 shares are designated as Series A Convertible Preferred Stock, 400,000 shares are designated as Series B Convertible Preferred Stock, 45,001.8 shares are designated as Series C Convertible Preferred Stock, 7,402 shares are designated as Series D Convertible Preferred Stock, 2,500 shares are designated as Series E Convertible Preferred Stock, 1,250 shares are designated as Series F Preferred Stock and 127 shares are designated as Series G Preferred Stock. Our Board has the authority, without further action by the stockholders, to issue shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon the preferred stock. As of June 12, 2020, there were 2,919,867 shares of our common stock issued and outstanding, and no shares of preferred stock outstanding.

The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders and there are no cumulative rights. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably any dividends that may be declared from time to time by the Board out of funds legally available for that purpose. We do not anticipate paying any cash dividends on our common stock in the foreseeable future but intend to retain our capital resources for reinvestment in our business. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. The outstanding shares of common stock are fully paid and non-assessable, and any shares of common stock to be issued upon an offering pursuant to this prospectus and the related prospectus supplement will be fully paid and nonassessable upon issuance. To the extent that additional shares of our common stock may be issued in the future, the relative interests of the then existing stockholders may be diluted

The transfer agent and registrar for our common stock is Equity Stock Transfer. Its address is 237 West 37th Street, Suite 601, New York, New York 10018. Our common stock is listed on the NASDAQ under the symbol “USAU.”

Nevada Anti-Takeover Law, Provisions of our Certificate of Incorporation and Bylaws

Anti-Takeover Effects of Provisions of Nevada State Law

We may be, or in the future we may become, subject to Nevada’s control share laws. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and if the corporation does business in Nevada, including through an affiliated corporation. This control share law may have the effect of discouraging corporate takeovers. As of June 12, 2020, we have less than 100 stockholders of record who are residents of Nevada.

The control share law focuses on the acquisition of a “controlling interest,” which means the ownership of outstanding voting shares that would be sufficient, but for the operation of the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third; (2) one-third or more but less than a majority; or (3) a majority or more. The ability to exercise this voting power may be direct or indirect, as well as individual or in association with others.

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The effect of the control share law is that an acquiring person, and those acting in association with that person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell the shares to others. If the buyer or buyers of those shares themselves do not acquire a controlling interest, the shares are not governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, a stockholder of record, other than the acquiring person, who did not vote in favor of approval of voting rights, is entitled to demand fair value for such stockholder’s shares.

In addition to the control share law, Nevada has a business combination law, which prohibits certain business combinations between Nevada publicly traded corporations and “interested stockholders” for two years after the interested stockholder first becomes an interested stockholder, unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an interested stockholder is any person who is: (a) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or (b) an affiliate or associate of the corporation and at any time within the previous two years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the corporation. The definition of “business combination” contained in the statute is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our board of directors.

Articles of Incorporation and Bylaws

Provisions of our articles of incorporation, as amended, and amended and restated bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our articles of incorporation and bylaws:

●	permit our Board to issue up to 50,000,000 shares of preferred stock, without further action by the stockholders, with any rights, preferences and privileges as our Board may designate, including the right to approve an acquisition or other change in control;

●	provide that the authorized number of directors may be changed only by a resolution adopted by a majority of the whole Board;

●	provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

●	do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose);

●	provide that special meetings of our stockholders may be called only by (i) the Chairman of the Board, (ii) the Chief Executive Officer or (iii) a resolution adopted by a majority of the whole Board;

●	provide that stockholders may alter, amend or repeal any section of our bylaws by an affirmative vote of the holders of at least sixty-six and two-thirds (66 2/3%) of the outstanding voting power, voting together as a single class; and

●	provide advance notice provisions with which a stockholder who wishes to nominate a director or propose other business to be considered at a stockholder meeting must comply.

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PLAN OF DISTRIBUTION

The selling stockholders, including its pledgees, donees, transferees, distributees, beneficiaries or other successors in interest, may from time to time offer some or all of the shares of common stock covered by this prospectus. We will not receive any of the proceeds from the sale of the shares of common stock covered by this prospectus by the selling stockholder. We will bear all fees and expenses incident to our obligation to register the shares of our common stock covered by this prospectus.

The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at privately negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an over-the-counter distribution;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales effected after the effective date of the registration statement of which this prospectus is a part;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of the selling stockholders to include the pledgee, transferee, or other successors in interest as selling stockholder under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of shares of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions it assumes. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out its short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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Broker-dealers engaged by a selling stockholder may arrange for other broker-dealers to participate in sales. If a selling stockholder effects certain transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with applicable FINRA rules; and in the case of a principal transaction a markup or markdown in compliance with applicable FINRA rules.

The aggregate proceeds to a selling stockholder from the sale of the common stock offered by it will be the purchase price of the common stock less discounts or commissions, if any. The selling stockholders reserve the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that it meets the criteria and conforms to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. The selling stockholders are subject to the prospectus delivery requirements of the Securities Act.

To the extent required pursuant to Rule 424(b) under the Securities Act, the shares of our common stock to be sold, the name of the selling stockholder, the purchase price and public offering price, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The selling stockholders and any other person participating in a sale of the common stock registered under this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Securities Exchange Act of 1934, as amended, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

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LEGAL MATTERS

The validity of the shares of our common stock offered hereby will be passed upon for us by Ballard Spahr LLP, Las Vegas, Nevada.

EXPERTS

The consolidated financial statements of U.S. Gold Corp. and subsidiaries as of and for the year ended April 30, 2019, incorporated herein by reference (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern), have been audited by KBL LLP, independent registered public accounting firm, as set forth in their report, and are incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of U.S. Gold Corp. and subsidiaries as of and for the year ended April 30, 2018, incorporated herein by reference, have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report, and are incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is www.sec.gov.

We make available free of charge on or through our website at www.pulmatrix.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the SEC.

We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above, or for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Certain Information By Reference” are also available on our website, www.usgoldcorp.gold/.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

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INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We specifically are incorporating by reference the following documents filed with the SEC (excluding those portions of any Current Report on Form 8-K that are furnished and not deemed “filed” pursuant to the General Instructions of Form 8-K):

All reports and definitive proxy or information statements subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, but excluding information furnished to, rather than filed with, the SEC, shall be deemed to be incorporated by reference herein and to be a part hereof from the date such documents are filed.

●	Our Annual Report on Form 10-K for the fiscal year ended April 30, 2019, filed with the Securities and Exchange Commission on July 26, 2019;

●

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended April 30, 2019 from our definitive proxy statement on Schedule 14A filed with the SEC on August 15, 2019;

●

Our Quarterly Reports on Form 10-Q for the quarterly periods ended the quarterly periods ended July 31, 2019, October 31, 2019 and January 31, 2020, filed with the Securities and Exchange Commission on September 16, 2019, December 16, 2019 and March 12, 2020, respectively;

●

Our Current Reports on Form 8-K filed with the SEC on May 3, 2019, June 20, 2019 (amended by Form 8-K/A filed on June 25, 2019), July 3, 2019, July 26, 2019, August 30, 2019, September 11, 2019, September 24, 2019, September 30, 2019, October 30, 2019, November 12, 2019, November 21, 2019, March 20, 2020, March 24, 2020, March 30, 2020, March 31, 2020, April 3, 2020 and April 7, 2020; and

●	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on January 27, 2000, including any amendment or reports filed for the purpose of updating such description.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of the registration statement of which this prospectus forms a part to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of the registration statement of which this prospectus forms a part, except as so modified or superseded.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at:

U.S. Gold Corp.

Attention: Corporate Secretary

1910 E. Idaho Street, Suite 102-Box 604

Elko, NV 89801

(800) 557-4550

You may also access the documents incorporated by reference in this prospectus through our website at www.usgoldcorp.gold/. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

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382,423 Shares

COMMON STOCK

PROSPECTUS

, 2020

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses payable by the registrant expected to be incurred in connection with the issuance and distribution of the common stock being registered hereby (other than underwriting discounts and commissions). All of such expenses are estimates, except for the Securities and Exchange Commission registration fee.

Securities and Exchange Commission Registration Fee	$322
Accounting Fees and Expenses	5,000
Legal Fees and Expenses	15,000
Printing Fees and Expenses	2,500
Miscellaneous Fees and Expenses	2,178

Total	$25,000

Each of the amounts set forth above, other than the registration fee, is an estimate.

Item 14.	Indemnification of Directors and Officers

Section 78.7502(1) of the Nevada Revised Statutes (“NRS”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if such person: (i) is not liable for a breach of fiduciary duties that involved intentional misconduct, fraud or a knowing violation of law; or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

NRS Section 78.7502(2) further provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred in connection with the defense or settlement of the action or suit if such person: (i) is not liable for a breach of fiduciary duties that involved intentional misconduct, fraud or a knowing violation of law; or (ii) acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

II-1

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) and (2) of NRS Section 78.7502, as described above, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense.

The articles of incorporation, as amended, and the amended and restated bylaws of the Company provide that the Company shall, to the fullest extent permitted by the NRS, as now or hereafter in effect, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Company, by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (i) is not liable pursuant to NRS Section 78.138; or (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Item 15.	Recent Sales of Unregistered Securities

The following is a summary of all securities that we have sold during the last three years without registration under the Securities Act of 1933, as amended.

On July 7, 2017, pursuant a subscription agreement, dated July 4, 2017, the Company issued and sold 179,211 shares of common stock to an investor at a per share purchase price of $2.79. The gross proceeds to the Company was $499,998.69. The Company used the gross proceeds for general working capital purposes. Such shares were issued pursuant to an exemption under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), Rule 506 of Regulation D promulgated thereunder and/or Regulation S under the Securities Act.

On December 21, 2017, the Company issued four employees an aggregate of 925,000 common stock options for services, having a total fair value of approximately $878,000. 231,250 of the options vested immediately, 231,250 vested on December 21, 2018, 231,250 vested on December 21, 2019 and 231,250 will vest on December 21, 2020. These options expire on December 21, 2022. These options have an exercise price of $1.47 per share.

On December 21, 2017, the Company issued four board members an aggregate of 200,000 common stock options for services, having a total fair value of approximately $170,000. 100,000 of the options vested immediately and 100,000 vested on December 21, 2018. These options expire on December 21, 2022. These options have an exercise price of $1.47 per share.

On December 21, 2017, the Company issued three consultants an aggregate of 75,000 common stock options for services, having a total grant date fair value of approximately $76,000. 18,750 of the options vested immediately, 18,750 vested on December 21, 2018, 18,750 vested on December 21, 2019 and 18,750 will vest on December 21, 2020. These options expire on December 21, 2022. These options have an exercise price of $1.47 per share

On April 10, 2018, the Company issued to its Chief Financial Officer 50,000 common stock options for services, having a total fair value of approximately $52,000. 12,500 of the options vested immediately, 12,500 vested on April 9, 2019, 12,500 vested on April 9, 2020 and 12,500 will vest on April 9, 2021. These options expire on April 9, 2023. These options have an exercise price of $1.49 per share.

On April 16, 2018, the Company issued an employee 50,000 common stock options for services, having a total fair value of approximately $47,000. 12,500 of the options vested on July 15, 2018, 12,500 vested on April 16, 2019, 12,500 vested on April 16, 2020 and 12,500 will vest on April 16, 2021. These options expire on April 16, 2023. These options have an exercise price of $1.34 per share.

During the three months ended April 30, 2018, the Company issued an aggregate of 250,298 shares of the Company’s common stock to officers and employees of the Company for services rendered.

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During the three months ended April 30, 2018, the Company issued an aggregate of 150,000 shares of the Company’s common stock to a consultant for services rendered.

On January 22, 2018, pursuant to a concurrent private placement in connection with a registered direct offering of 2,500 shares of Series E Convertible Preferred Stock for net proceeds, after estimated expenses of the offering payable by the Company, of approximately $4.9 million, the Company issued to certain investors warrants to purchase shares of common stock. Each warrant allows the holder to purchase up to a number of shares of common stock equal to 50% of the common stock underlying the Series E Preferred purchased by the investor with an exercise price equal to $3.30 per share, subject to adjustment therein. The Company used the net proceeds of the registered offering for general corporate purposes. Such warrants were issued in reliance on the exemption from registration afford by Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving a public offering.

During the three months ended April 30, 2018, holders of the Company’s Series C Preferred Stock converted an aggregate of 2,379 shares of Series C Preferred Stock into an aggregate of 237,860 shares of common stock.

During the three months ended April 30, 2018, holders of the Company’s Series E Preferred Stock converted an aggregate of 730 shares of Series E Preferred Stock into an aggregate of 730,000 shares of common stock.

On February 21, 2018, the Company issued 12,000 shares of the Company’s common stock as compensation to a director of the Company for his past appointment to the Board of Directors.

On February 19, 2019, we issued an aggregate 155,951 of our common stock to various investor relations firms related to their consulting agreements.

On April 12, 2019, we issued an aggregate of 438,820 shares of our common stock to certain of our officers for services rendered.

On April 16, 2019, we issued 45,923 shares of our common stock related to a one-year consulting agreement with one of our directors.

On December 27, 2018, the Company issued 199,159 shares of common stock at the closing price of December 27, 2018 of $0.92 per share to Envirotech Drilling, LLC, its contract drilling contractor, for its services. Such shares of common stock were issued pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act.

On May 6, 2019, we issued 10,684 shares of our common stock to a former officer of the Company for services rendered.

On May 31, 2019, we issued 9,398 shares of our common stock to a former officer of the Company for services rendered.

On June 30, 2019, we issued 12,136 shares of our common stock to a former officer of the Company for services rendered.

On June 19, 2019, pursuant to a concurrent private placement in connection with a registered direct offering of 1,250 Series F Preferred units, for $2,000 per unit, each unit consisting of one (1) share of 0% Series F Preferred Stock, and 878 Class X Warrants, each exercisable to purchase one of a share of common stock and one Class Y Warrant at an exercise price of $1.14, the Company issued to the investors in the unit offering 2,193,750 Class A Warrants. The Class A Warrants were issued to accredited investors (as defined in Rule 506(a) of Regulation D) pursuant to an exemption from registration under Rule 506 of Regulation D of the Securities Act. The net proceeds of the registered offering, after estimated expenses of the offering payable by the Company, was approximately $2.425 million. The Company used the net proceeds from the offering for general corporate purposes.

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On September 10, 2019, the Company, 2637262 Ontario Inc., a corporation incorporated under the laws of the Providence of Ontario (“NumberCo”), and all of the shareholders of NumberCo (the “NumberCo Shareholders”), entered into a Share Exchange Agreement (the “Agreement”), pursuant to which, among other things, the Company agreed to issue to the NumberCo Shareholders 2,000,000 shares of the Company’s common stock in exchange for all of the issued and outstanding shares of NumberCo, with NumberCo becoming a wholly owned subsidiary of the Company (the “Share Exchange”). The issuance of the shares of the Company’s common stock was exempt from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) of the Securities Act, Rule 506 of Regulation D promulgated thereunder and/or Regulation S under the Securities Act.

On September 18, 2019, the Compensation Committee of the Board of Directors awarded five directors of the Company an aggregate of 250,000 shares of restricted stock pursuant to respective restricted stock award agreements. The shares of restricted stock vested immediately on the date of grant. The Company recognized stock-based compensation of $257,500 or $1.03 per share based on the quoted trading price on the date of grant.

On April 1, 2020, pursuant to a concurrent private placement in connection with a registered direct offering of an aggregate of 357,142 shares of common stock, at an offering price of $5.60 per share, the Company issued to certain investors a common warrant to purchase, for each share of common stock purchased in the registered direct offering, a common warrant to purchase one share of common stock. In connection with the registered direct offering and the concurrent private placement, pursuant to an advisory agreement, dated March 29, 2020, the Company issued to Palladium Capital Advisors, LLC 25,281 shares of common stock.

Unless indicated otherwise, the securities referenced above were issued or offered in reliance on the exemption from registration afford by Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving a public offering.

Item 16.	Exhibits and Financial Statement Schedules.

(a)	The Exhibit Index is hereby incorporated herein by reference.

(b)	All schedules have been omitted because they are not required, are not applicable or the information is otherwise set forth in the financial statements and related notes thereto.

EXHIBIT INDEX

2.1#	Agreement and Plan of Merger dated June 13, 2016 by and between Dataram Corporation, Dataram Acquisition Sub, Inc., U.S. Gold Corp. and Copper King LLC. Incorporated by reference from Exhibit 10.1 to a Current Report on Form 8-K filed with the Securities and Exchange Commission, SEC file number 001-08266, on June 13, 2016.

2.2#	Amended and Restated Agreement and Plan of Merger dated July 29, 2016 by and between Dataram Corporation, Dataram Acquisition Sub, Inc., U.S. Gold Corp. and Copper King LLC. Incorporated by reference from Exhibit 10.1 to a Current Report on Form 8-K filed with the Securities and Exchange Commission, SEC file number 001-08266, on August 2, 2016.

2.3#	Second Amended and Restated Agreement and Plan of Merger dated September 14, 2016 by and between Dataram Corporation, Dataram Acquisition Sub, Inc., U.S. Gold Corp. and Copper King LLC. Incorporated by reference from Exhibit 10.1 to a Current Report on Form 8-K filed with the Securities and Exchange Commission, SEC file number 001-08266, on September 15, 2016.

2.4#	Third Amended and Restated Agreement and Plan of Merger dated November 28, 2016 by and between Dataram Corporation, Dataram Acquisition Sub, Inc., U.S. Gold Corp. and Copper King LLC. Incorporated by reference from Exhibit 10.1 to a Current Report on Form 8-K filed with the Securities and Exchange Commission, SEC file number 001-08266, on November 29, 2016.

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2.5#	Articles of Merger as filed with the Nevada Secretary of State on May 23, 2017. Incorporated by reference from Exhibit 3.1 to a Current Report on Form 8-K filed with the Securities and Exchange Commission, SEC file number 001-08266, on May 26, 2017.

3.1	Articles of Incorporation filed with the Secretary of State of the State of Nevada. Incorporated by reference from the Current Report on Form 8-K filed with the Securities and Exchange Commission, SEC file number 001-08266, on January 8, 2016.

3.2	Certificate of Amendment to Articles of Incorporation dated July 6, 2016. Incorporated by reference from the Current Report on Form 8-K filed with the Securities and Exchange Commission, SEC file number 001-08266, on July 8, 2016.

3.3	Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock. Incorporated by reference from the Current Report on Form 8-K filed with the Securities and Exchange Commission, SEC file number 001-08266, on January 8, 2016.

3.4	Certificate of Designations, Preferences and Rights of 0% Series B Convertible Preferred Stock. Incorporated by reference from the Current Report on Form 8-K filed with the Securities and Exchange Commission, SEC file number 001-08266, on January 21, 2016.

3.5	Certificate of Designation of Rights, Powers, Preferences, Privileges and Restrictions of 0% Series D Convertible Preferred Stock. Incorporated by reference from the Current Report on Form 8-K filed with the Securities and Exchange Commission, SEC file number 001-08266, on August 5, 2016.

3.6	Certificate of Designations, Preferences and Rights of the Company’s 0% Series C Convertible Preferred Stock. Incorporated by reference from the Current Report on Form 8-K filed with the Securities and Exchange Commission, SEC file number 001-08266 on May 26, 2017.

3.7	Amended and Restated Bylaws. Incorporated by reference from the Current Report on Form 8-K filed with the Securities and Exchange Commission, SEC file number 001-08266, on February 23, 2016.

3.8

Certificate of Designations, Rights, Powers, Preferences, Privileges and Restrictions of the Company’s 0% Series F Convertible Preferred Stock. Incorporated by reference from Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission, SEC file number 001-08266 on June 20, 2019.

3.9	Certificate of Amendment to Articles of Incorporation dated May 2, 2017. Incorporated by reference from Exhibit 3.3 to the Registration Statement on Form S-3 filed with the Securities and Exchange Commission, SEC file number 333-239062 on June 9, 2020.

4.1	Form of Common Stock Purchase Warrant. Incorporated by reference from Exhibits to a Current Report on Form 8-K with the Securities and Exchange Commission, SEC file number 001-08266, filed on May 12, 2011.

4.2	0% Series E Convertible Preferred Stock Agreement entered into by Dataram Corporation. Incorporated by reference from Exhibit 3.1 to a Current Report on Form 8-K filed with the Securities and Exchange Commission, SEC file number 001-8266, on January 19, 2018.

4.3	Form of Class X Warrant Certificate. Incorporated by reference from Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission, SEC file number 001-08266 on June 20, 2019.

4.4	Form of Class Y Warrant Certificate. Incorporated by reference from Exhibit 4.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission, SEC file number 001-08266 on June 20, 2019.

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4.5

Form of Class A Warrant Certificate. Incorporated by reference from Exhibit 4.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission, SEC file number 001-08266 on June 20, 2019.

5.1*	Opinion of Ballard Spahr LLP

10.1	2014 Equity Incentive Plan.(1) Incorporated by reference from Exhibits to a Definitive Proxy Statement for an Annual Meeting of Shareholders held on November 10, 2014, filed with the Securities and Exchange Commission, SEC file number 001-08266, on October 21, 2014.

10.2	2017 Equity Incentive Plan.(1) Incorporated by reference from Appendix A to a Definitive Proxy Statement for an Annual Meeting of Shareholders held on July 31, 2017, filed with the Securities and Exchange Commission, SEC file number 001-08266, on July 12, 2017.

10.3	Series A Preferred Stock Purchase Agreement dated as of October 20, 2014, by and between Dataram Corporation.* Incorporated by reference from Exhibits to a Current Report on Form 8-K filed with the Securities and Exchange Commission, SEC file number 001-08266, on October 21, 2014.

10.4	Severance Payment Agreement dated September 24, 2014 by and between Anthony M. Lougee and Dataram Corporation.(1) Incorporated by reference from Exhibits to a Current Report on Form 8-K filed with the Securities and Exchange Commission, SEC file number 001-08266, on September 24, 2014.

10.5	Employment Agreement dated June 27, 2016 by and between David C. Mathewson and U.S. Gold Corp.(1) Incorporated by reference from Exhibit 10.29 to a Registration Statement on Form S-4/A filed with the Securities and Exchange Commission, SEC file number 001-08266, on February 7, 2017.

10.6	Incentive Agreement dated February 7, 2017 by and between Anthony M. Lougee and Dataram Corporation.(1) Incorporated by reference from Exhibit 10.1 to a Current Report on Form 8-K filed with the Securities and Exchange Commission, SEC file number 001-8266, on February 10, 2017.

10.7	Stock Purchase Agreement dated October 13, 2017 by and between U.S. Gold Corp. and Leading Testing Laboratories LLC. Incorporated by reference from Exhibit 10.1 to a Current Report on Form 8-K filed with the Securities and Exchange Commission, SEC file number 001-8266, on October 19, 2017.

10.8	Employment Agreement dated October 1, 2018 by and between Edward M. Karr and U.S. Gold Corp.(1) Incorporated by reference from Exhibit 10.2 to a Current Report on Form 8-K filed with the Securities and Exchange Commission, SEC file number 001-8266, on November 2, 2018.

10.9	Employment Agreement dated October 1, 2018 by and between David Rector and U.S. Gold Corp.(1) Incorporated by reference from Exhibit 10.3 to a Current Report on Form 8-K filed with the Securities and Exchange Commission, SEC file number 001-8266, on November 2, 2018.

10.10	Consulting Agreement with Sharp Executive Associates, Inc. dated November 30, 2018.(1) Incorporated by reference from Exhibit 10.01 to a Current Report on Form 8-K filed with the Securities and Exchange Commission, SEC file number 001-8266, on December 31, 2018.

10.11	Consulting Agreement dated April 12, 2019 by and between Ryan K. Zinke and U.S. Gold Corp.(1) Incorporated by reference from Exhibit 10.1 to a Current Report on Form 8-K filed with the Securities and Exchange Commission, SEC file number 001-8266, on April 16, 2019.

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10.12

Securities Purchase Agreement dated June 19, 2019. Incorporated by reference from Exhibit 10.1 to a Current Report on Form 8-K filed with the Securities and Exchange Commission, SEC file number 001-8266, on June 20, 2019.

10.13

Share Exchange Agreement, dated September 10, 2019, by and among the Company, 2637262 Ontario Inc. and all of the shareholders of 2637262 Ontario Inc. Incorporated by reference from Exhibit 10.1 to a Current Report on Form 8-K filed with the Securities and Exchange Commission on September 11, 2019.

10.14	U.S. Gold Corp 2020 Stock Incentive Plan. Incorporated by reference from Exhibit 10.1 to a Current Report on Form 8-K filed with the Securities and Exchange Commission on September 24, 2019.

10.15

Restricted Stock Unit Award Agreement, dated as of September 18, 2019, by and between Edward Karr and U.S. Gold Corp. Incorporated by reference from Exhibit 10.2 to a Current Report on Form 8-K filed with the Securities and Exchange Commission on September 24, 2019.

10.16

Restricted Stock Unit Award Agreement, dated as of September 18, 2019, by and between David Rector and U.S. Gold Corp. Incorporated by reference from Exhibit 10.3 to a Current Report on Form 8-K filed with the Securities and Exchange Commission on September 24, 2019.

10.17

Form of Restricted Stock Unit Award Agreement under the U.S. Gold Corp. 2020 Stock Incentive Plan. Incorporated by reference from Exhibit 10.5 of the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, SEC file number 001-08266, on December 16, 2019.

10.18

Form of Restricted Stock Award Agreement under the U.S. Gold Corp. 2020 Stock Incentive Plan. Incorporated by reference from Exhibit 10.6 of the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, SEC file number 001-08266, on December 16, 2019.

10.19

Form of Nonqualified Stock Option Award Agreement under the U.S. Gold Corp. 2020 Stock Incentive Plan. Incorporated by reference from Exhibit 10.7 of the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, SEC file number 001-08266, on December 16, 2019.

21.1*	List of Subsidiaries.

23.1*	KBL, LLP consent

23.2 *	Marcum LLP consent

23.3*	Consent of Ballard Spahr LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included in the signature page)

# Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. U.S. Gold Corp. hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

(1) Management Contract or Compensatory Plan or Arrangement

* Filed herewith.

Item 17.	Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

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(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) The undersigned registrant hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from a form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this registration statement as of the time it was declared effective.

(i) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elko, State of Nevada, on June 12, 2020.

U.S. GOLD CORP.

By:	/s/ Edward M. Karr
Name:	Edward M. Karr
Title:	Chief Executive Officer and President

Power of Attorney

Each person whose signature appears below hereby appoints each of Edward M. Karr and Ted Sharp, severally, acting alone and without the other, his or her true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement on Form S-3, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file such registration statements with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Edward M. Karr	Chief Executive Officer, President and Director (principal executive officer)	June 12, 2020
Edward M. Karr

/s/ Ted Sharp	Chief Financial Officer (principal financial and accounting officer)	June 12, 2020
Ted Sharp

/s/ John N. Braca	Chairman of the Board of Directors	June 12, 2020
John N. Braca

/s/ Timothy M. Janke	Director	June 12, 2020
Timothy M. Janke

/s/ Andrew Kaplan	Director	June 12, 2020
Andrew Kaplan

/s/ Ryan K. Zinke	Director	June 12, 2020
Ryan K. Zinke

/s/ Douglas Newby	Director	June 12, 2020
Douglas Newby

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